Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements on Form S-8 (File Nos. 333-68181, 333-110301, 333-159589, and 333- 214036) pertaining to the Scholastic Corporation Employee Stock Purchase Plan,
(2)Registration Statements on Form S-8 (File Nos. 333-68185 and 333-178243) pertaining to the Scholastic Corporation Management Stock Purchase Plan,
(3)Registration Statements on Form S-8 (File Nos. 333-77010 and 333-148599) pertaining to the Scholastic Corporation 2001 Stock Incentive Plan,
(4)Registration Statement on Form S-8 (File No. 333-148600) pertaining to the Scholastic Corporation 2007 Outside Directors Stock Incentive Plan,
(5)Registration Statements on Form S-8 (File Nos. 333-178246, 333-200539 and 333-239453) pertaining to the Scholastic Corporation 2011 Stock Incentive Plan,
(6)Registration Statement on Form S-8 (File No. 333-222732) pertaining to the Scholastic Corporation 2017 Outside Directors Stock Incentive Plan,
(7)Registration Statement on Form S-8 (File No. 333-266296) pertaining to the Scholastic Corporation 2021 Stock Incentive Plan, and
(8)Registration Statement on Form S-8 (File No. 333-284000) pertaining to the Scholastic Corporation Employee Stock Purchase Plan.

of our reports dated July 25, 2025, with respect to the consolidated financial statements and schedule of Scholastic Corporation, and the effectiveness of internal control over financial reporting of Scholastic Corporation, included in this Annual Report (Form 10-K) for the year ended May 31, 2025.

/s/ Ernst & Young LLP

New York, New York
July 25, 2025